Exhibit 10.5

[Letterhead of CF Industries Holdings, Inc.]

July 21, 2016

[Participant]
[Address]

Re: Equity Award Agreement Amendment

Dear [Participant]:

The Board of Directors of CF Industries Holdings, Inc. (the “Company”) has recently approved an amendment to the terms of your outstanding restricted stock, restricted stock units, performance restricted stock units, and stock options previously granted to you pursuant to the Company’s equity plans.

This amendment provides you with the ability to satisfy the tax withholding obligation that you will incur upon the vesting of your restricted stock, restricted stock units, and performance restricted stock units by electing to have shares withheld by the Company at the time of vesting that have an aggregate value equal to the lesser of the maximum statutory tax rate applicable to you or the amount of withholding determined on the basis of your most recent U.S. Form W-4 (or other local country equivalent) provided to the Company. Previously, your restricted stock, restricted stock unit, and performance restricted stock unit award agreements permitted such “net” withholding for only the statutory minimum rate of withholding, which may be less than such new amount. You may still satisfy your tax withholding obligations by providing the Company with a cash payment or by electing to withhold at the statutory minimum rate.

This amendment also makes a clarifying change to your performance restricted stock unit award agreements to provide that the Company’s Compensation Committee (rather than management) has the final authority to certify whether and the extent to which the Total Shareholder Return targets with respect to your performance restricted stock units have been attained as of the end of the performance restricted stock unit performance period. This technical change will allow you to avoid having to file two SEC Forms 4 in the final year of your performance restricted stock unit award, first on an estimated basis shortly after December 31 and then again via a correcting amendment roughly a month later when the final number of shares has been calculated.

Finally this amendment clarifies the “automatic exercise” feature that was added to your stock options for your protection in 2015 (the “2015 Amendment”). The 2015 Amendment currently provides that, in the event your stock options remain unexercised as of the date they would otherwise expire at the end of their applicable terms, they will be automatically exercised if they are “in the money” as of such date. In that event, the 2015 Amendment currently provides that the Company will automatically withhold sufficient shares in order to pay the exercise price and your statutory minimum tax withholding. This new amendment clarifies the 2015 Amendment to provide that you may also elect to pay the exercise price and your statutory minimum tax withholding by providing a cash payment to the Company in lieu of the Company withholding some of your shares for this purpose.

In accordance with the foregoing, each of your restricted stock, restricted stock unit, and performance restricted stock unit award agreements listed on Exhibit A to this letter agreement have been, and hereby are, amended to include the following provision in lieu of the current tax withholding provisions set forth in your agreements (with references to restricted stock, restricted stock units, and performance restricted stock units to apply as relevant):

“The Company or a Subsidiary shall withhold all applicable taxes or other amounts required by law from all amounts paid or delivered in respect of the Restricted Stock, Restricted Stock Units, and Performance Restricted Stock Units, as applicable. You may satisfy the withholding obligation by paying the amount of any taxes in cash or shares may be withheld from the shares of Stock otherwise deliverable to satisfy the obligation in full or in part. If shares are withheld, such shares shall have a Fair Market Value equal to (a) the minimum statutory amount required to be

Exhibit 10.5

withheld or, if you so elect, (b) such greater amount equal to the lesser of (1) the amount permitted to be withheld based on the maximum statutory tax rate applicable to you in all relevant jurisdictions or (2) the withholding amount determined on the basis of your most recent U.S. Form W-4 (or other local country equivalent) provided to the Company, in all cases reduced by the amount of any withholding obligation you satisfy by cash payment to the Company. The number of shares used to satisfy any withholding obligation shall be rounded up to the nearest whole number of shares as necessary to avoid fractional shares, with any excess amount refunded in cash to you. Nothing herein shall amend or supersede any indemnification obligation you may have (as set forth in your Restricted Stock, Restricted Stock Unit, or Performance Restricted Stock Unit Award Agreement, as applicable) as of the date hereof with respect to your income or employment tax obligations in connection with your Restricted Stock, Restricted Stock Units, and Performance Restricted Stock Units.”

Each of your performance restricted stock unit award agreements listed on Exhibit A to this letter agreement also has been, and hereby is, amended to provide that the following sentence shall be added immediately following the last paragraph of Exhibit A to each such award agreement to read as follows, in its entirety:

“Notwithstanding anything to the contrary herein, the initial performance measurement described in Section 1 and the adjustment described in Section 2 shall each be subject to certification by the Committee.”

Finally, the “automatic exercise” provision of each of your stock option award agreements listed on Exhibit B to this letter agreement (which provision was introduced in the 2015 Amendment thereto) has been, and hereby is, further amended to read as follows, in its entirety:

“Notwithstanding any other provision of this Agreement, if as of the last trading day prior to the earlier of (i) the Term/Expiration Date or (ii) the fourth anniversary of the date of Optionee’s Special Retirement (if the Option was granted on or after March 3, 2014) or Ordinary Retirement, the Option has not been exercised and the then Fair Market Value of a share exceeds the per share exercise price by at least $.01 (such expiring portion of the option that is so “in-the-money,” an “Auto-Exercise Eligible Option”), Optionee will be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it has not previously been exercised or forfeited) in accordance with the provisions of this paragraph. In the event of an automatic exercise pursuant to this paragraph, the Company will reduce the number of Exercised Shares issued to Optionee upon such automatic exercise of the Auto-Exercise Eligible Option by a number of Exercised Shares having a Fair Market Value equal to the aggregate exercise price for such Exercised Shares in order to satisfy the aggregated exercise price obligation for the Auto-Exercise Eligible Option. Further, the Company shall reduce the number of Exercised Shares issued to the Optionee by that number of Exercised Shares having an aggregate Fair Market Value equal to the minimum statutory tax withholding obligation arising upon the automatic exercise. The number of shares so held back shall be rounded up to the nearest whole number as necessary to avoid fractional shares and any excess amount held back shall be refunded in cash to Optionee. The foregoing notwithstanding, Optionee may notify the Company, in writing, in advance, that Optionee wishes to satisfy the aggregated exercise price obligation and/or the minimum statutory tax withholding obligation in whole or in part through payment in cash rather than through reduction in the number of Exercised Shares issued to Optionee or, alternatively, that Optionee does not wish for the Auto-Exercise Eligible Option to be exercised at all. In its discretion, the Company may determine to cease automatically exercising options, including the Option, at any time.”

The provisions set forth above are incorporated by reference and made part of each of your restricted stock, restricted stock unit, performance restricted stock unit, and stock option award agreements listed on Exhibits A and B hereto, as applicable (collectively, your “Amended Award Agreements”). Except as specifically amended by this letter agreement, each of your Amended Award Agreements otherwise remains in force and effect in accordance with its current terms.

This letter agreement and the terms of the Amended Award Agreements and the Company equity plans under which the Amended Award Agreements were granted contain the entire understanding between you and the Company on the subject matter of this letter agreement, and there are no other agreements or understandings between you and the Company with respect to the subject matter of this letter agreement. No alteration of modification of this letter agreement shall be valid except by a subsequent written instrument executed by you and the Company.

Please confirm your agreement with the content of this letter agreement by countersigning and returning a copy of this letter to me.

If you have any questions regarding this letter agreement or your Amended Award Agreements, please call me at (847) 405-2510.

Exhibit 10.5

Sincerely,

Wendy S. Jablow
Senior Vice President,
Human Resources

_______________________    Date: July 21, 2016
[Participant]

Attachments:
Exhibit A - List of restricted stock, restricted stock unit, and performance restricted stock unit award agreements to be amended
Exhibit B - List of stock option award agreements to be amended

Exhibit 10.5

EXHIBIT A

RESTRICTED STOCK, RESTRICTED
STOCK UNIT, AND PERFORMANCE
RESTRICTED STOCK UNIT AWARD
AGREEMENTS TO BE AMENDED

Award Date	Award Type

Exhibit 10.5

EXHIBIT B

STOCK OPTION AWARD
AGREEMENTS TO BE AMENDED

Vested Unexercised or Unvested Awards:

Award Date: